UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020

Integrity Applications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-54785	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

19 Ha’Yahalomim St., P.O. Box 12163, Ashdod, Israel	L3 7760049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972 (8) 675-7878

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On March 24, 2020, Integrity Applications, Inc., a Delaware corporation (the “Corporation”), held an annual meeting of shareholders (the “Meeting”).

At the Meeting, the Company’s stockholders approved the following proposals:

After review and tabulation, the ballots and proxies case for and against granting authority to the Board of Directors to effect a reverse split:

Votes For	Votes Against	Abstentions
106,975,758	1,332,886	—

After review and tabulation, the ballots and proxies cast for and against the increase in authorized shares:

Votes For	Votes Against	Abstentions
106,799,237	1,509,400	7

After review and tabulation, the ballots and proxies cast for and against the reelection of each of the following current directors of the Company, who were candidates for reelection:

Name	Votes For	Votes Against	Abstentions
Allen Danzig	107,506,494	-	12,168
Robert Fischell	107,302,513	-	213,226
Shimon Rapps	107,503,070	-	12,668
Andrew Sycoff	107,503,070	-	12,668

After review and tabulation, the ballots and proxies case for and against the ratification of the appointment of Fahn Kanne as the Corporation’s independent registered public accountants for fiscal 2019:

Votes For	Votes Against	Abstentions
108,307,370	267	1,007

After review and tabulation, the ballots and proxies case for and against amendment of the Corporation’s 2010 Equity Incentive Plan:

Votes For	Votes Against	Abstentions
103,000,985	413,187	4,104,490

After review and tabulation, the ballots and proxies cast for and against the amendment of the Corporation’s certificate of incorporation to change its name:

Votes For	Votes Against	Abstentions
108,306,849	7	1,789

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2020

INTEGRITY APPLICATIONS, INC.

By:	/s/ Jolie Kahn
Name:	Jolie Kahn
Title:	Chief Financial Officer